SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                          AMENDMENT NO. 1 TO FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                 NSS BANCORP, INC.
_______________________________________________________________________________
            (Exact Name of Registrant as Specified in its Charter)



Connecticut                                 06-1485317
________________________________________    ___________________________________
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)



48 Wall Street, Norwalk, Connecticut        06852
________________________________________    ___________________________________
(Address of Principal Executive Office)     (Zip Code)


If   this   form    relates    to   the       If this form relates to the
registration   of  a   class   of  debt       registration of a class of debt
securities   and  is   effective   upon       securities and is to become
filing pursuant to General  Instruction       effective simultaneously with
(A)(C)(1)  please  check the  following       the effectiveness of a
box.  [ ]                                     concurrent registration
                                              statement under the Securities
                                              Act of 1933 pursuant to General
                                              Information (A)(C)(2) please
                                              check the following box.  [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

                                    NONE


Securities to be registered pursuant to Section 12(g) of the Act:

                                              Name of Each Exchange on Which
Title of Each Class to be so registered       Each Class is to be registered
_______________________________________       ______________________________


Common Stock, par value, $0.01                NASDAQ  -  National Market
______________________________                __________________________



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                INFORMATION REQUIRED IN REGISTRATION STATEMENT
                ______________________________________________

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED
________________________________________________________________

      This Amendment No. 1 to Form 8-A relates to the registration statement filed by NSS Bancorp, Inc. (the "Registrant") on Form 8-A to register the common stock of NSS Bancorp, Inc., par value, $0.01 per share (the "Registration Statement").

      The Registrant and Norwalk Savings Society have entered into that certain Plan of Reorganization dated May 20, 1997 pursuant to which Norwalk Savings Society will become the wholly owned subsidiary of the Registrant. Accordingly, the Registrant included the Quarterly Report of Norwalk Savings Society on Form F-4 for the quarter ended March 31, 1997 as Exhibit 99.2 to the Registration Statement. This Amendment No. 1 to Form 8-A is being filed for the sole purpose of updating the financial statements in the Registration Statement. Accordingly, attached as exhibit 99.3 to this Amendment No. 1 to Form 8-A is the Quarterly Report of Norwalk Savings Society on Form F-4 for the quarter ended June 30, 1997.

ITEM 2.  EXHIBITS
_________________

      Exhibit 99.3: The Quarterly  Report of Norwalk Savings Society on Form
                    F-4 for the period ended June 30, 1997.


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                                   SIGNATURE

      Pursuant to the requirements of section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.


                                        NSS BANCORP, INC.
                                        Registrant
Date: September  26, 1997

                                        By /s/Robert T. Judson
                                          _____________________________________
                                          Robert T. Judson
                                          Its President
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